Exhibit 99.1

Westlake Chemical to Acquire Axiall Corporation for $33.00 Per Share in All-Cash Transaction

Combination Will Create the Third-Largest Chlor-alkali Producer and the Second-Largest PVC Producer in North America

Expected Annual Cost Synergies of Approximately $100 Million

Transaction Expected to be Accretive in the First Year Following Close

HOUSTON, TX and ATLANTA, GA – June 10, 2016 – Westlake Chemical Corporation (NYSE: WLK) and Axiall Corporation (NYSE: AXLL) today announced that they have entered into a definitive agreement under which Westlake will acquire all of the outstanding shares of Axiall for $33.00 per share in an all-cash transaction, representing an enterprise value of approximately $3.8 billion, including debt and certain other Axiall liabilities. The transaction has been unanimously approved by the Boards of Directors of both companies and is expected to be completed by the fourth quarter of 2016.

The combined company will be the third-largest chlor-alkali producer and the second-largest PVC producer in North America, with expected combined pro forma revenues of $7.6 billion and EBITDA of $1.5 billion for the last 12 months ended Q1 2016. The combination creates a stronger company with significantly increased scale, greater product diversity and integration throughout the value-chain. Westlake expects the transaction to be accretive to its earnings in the first year following close and expects annualized cost synergies of approximately $100 million based on its estimates.

Albert Chao, Westlake’s President and Chief Executive Officer, said, “This transaction aligns two remarkable companies, creates a company with greater financial and operational flexibility and accelerates our growth strategy. We believe that after this transaction we will be better able to serve our customers with a more diversified portfolio that should create significant value and growth opportunities for Westlake stockholders. We have tremendous respect for Axiall’s employees and look forward to working closely with them to achieve these goals.”

Westlake noted that, upon completion of the transaction, it looks forward to working with Lotte Chemical on its current joint venture with Axiall, LACC LLC, which is building an ethane-based ethylene plant in Lake Charles, La.

Axiall noted that the transaction is the culmination of its strategic review process to maximize stockholder value, which included the participation of multiple parties.

Timothy Mann, Jr., Axiall’s President and Chief Executive Officer, commented, “We are pleased to have reached this agreement with Westlake, which provides our stockholders with immediate recognition of the long-term value of our company, underscoring our Board’s commitment to maximizing stockholder value. We believe this strategic combination will drive significant value for our customers and business partners as we create a North American chlorovinyls leader with a highly integrated chain, diverse product portfolio and a globally competitive cost structure. We look forward to working closely with the Westlake team to ensure a smooth transition and complete the transaction as expeditiously as possible.”

The key strategic and financial benefits of the combination of Westlake and Axiall include:

•	creation of a larger, more integrated and diverse company;

•	complementary geographic and product positions;

•	ethylene integration into chlor-vinyls business better positions the combined company for margin capture and earnings stability;

•	further downstream integration into PVC building products, which is expected to provide additional operational certainty and growth opportunities;

•	expanded manufacturing presence expected to enhance future opportunities and global growth potential; and

•	a strong combined balance sheet with expected investment grade metrics and flexibility to better capitalize on future investment opportunities.

Transaction Details

The transaction is subject to the approval of Axiall’s stockholders and customary closing conditions, including the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act. In conjunction with the merger agreement, Westlake has agreed to withdraw its nomination of a slate of director nominees at Axiall’s upcoming annual meeting of stockholders on June 17, 2016.

Westlake has received commitments from its banks in connection with the financing of the transaction.

Deutsche Bank and Goldman, Sachs & Co. are acting as financial advisors and Cleary Gottlieb Steen & Hamilton LLP is acting as legal counsel to Westlake. Morgan Stanley & Co. LLC and Barclays are acting as financial advisors and Jones Day is acting as legal counsel to Axiall. Weil, Gotshal & Manges LLP is acting as legal counsel to the Axiall board of directors.

Conference Call and Webcast

Westlake will hold a conference call to discuss the transaction at 11:00 a.m. Eastern Time on Friday, June 10, 2016. The public may access the conference call through a live audio webcast available on Westlake’s Investor Relations page at http://westlake.com/investor-relations/ir-home-page-123.html. The conference call also can be accessed by dialing (866) 547-1509 or (920) 663-6208 for international callers. The access code is 31712145. Participants should dial in approximately 15 minutes before the call. Individuals who dial in will be asked to identify themselves and their affiliations.

A replay of the call may be accessed through Westlake’s Investor Relations page, or by dialing (800) 585-8367 or (404) 537-3406 for international callers. The access code is 31712145. Archived replays of the live webcast will be available on Westlake’s Investor Relations page beginning approximately two hours after the call and will be available until Sunday, July 10, 2016 at 11:59 p.m. Eastern Time.

About Westlake Chemical Corporation

Westlake Chemical Corporation is an international manufacturer and supplier of petrochemicals, polymers and building products with headquarters in Houston, Texas. Westlake’s range of products includes: ethylene, polyethylene, styrene, propylene, caustic, VCM, PVC suspension and specialty resins and PVC building products including pipe and specialty components, windows, fence, deck and film. For more information, visit Westlake’s Web site at www.westlake.com.

About Axiall Corporation

Axiall Corporation is a leading integrated chemicals and building products company. Headquartered in Atlanta, Axiall has manufacturing facilities located throughout North America and in Asia to provide industry-leading materials and services to customers. For more information visit Axiall’s website at www.axiall.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding Westlake Chemical Corporation’s (“Westlake”) proposed transaction to acquire Axiall Corporation (“Axiall”) (including financing of the proposed transaction and the benefits, results, effects and timing thereof), all statements regarding Westlake’s and Axiall’s (and Westlake’s and Axiall’s combined) expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management, estimated synergies from the proposed transaction and statements containing the use of forward-looking words, such as “may,” “will,” “could,” “would,” “should,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast,” “approximate,” “intend,” “upside,” and the like, or the use of future tense. Statements contained herein concerning the business outlook or future economic performance, anticipated profitability, revenues, expenses, dividends or other financial items, and product or services line growth of Westlake and Axiall (and the combined businesses of Westlake and Axiall), together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting the best judgment of Westlake or Axiall based upon currently available information. Statements concerning current conditions may also be forward-looking if they imply a continuation of current conditions.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Westlake’s and/or Axiall’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Westlake and/or Axiall are unable to predict or control, that may cause Westlake’s and/or Axiall’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Westlake’s and/or Axiall’s filings with the Securities and Exchange Commission (the “SEC”).

Risks and uncertainties related to the proposed business combination transaction include, but are not limited to: (i) the ultimate outcome of the proposed transaction between Westlake and Axiall, (ii) the ultimate outcome and results of integrating the operations of Westlake and Axiall if a transaction is consummated, (iii) the ability to obtain regulatory approvals and meet other closing conditions to the proposed transaction, including any necessary stockholder approvals, (iv) potential adverse reactions or changes to business relationships resulting from the announcement, pendency or completion of the proposed transaction, (v) competitive responses to the announcement or completion of the proposed transaction, costs and difficulties related to the integration of Axiall’s businesses and operations with Westlake’s businesses and operations, (vi) the inability to obtain, or delays in obtaining, cost savings and synergies from the proposed transaction, (vii) uncertainties as to whether the completion of the proposed transaction will have the accretive effect on Westlake’s earnings or cash flows that are expected, (viii) unexpected costs, liabilities, charges or expenses resulting from the proposed transaction, (ix) litigation relating to the proposed transaction, (x) the inability to retain key personnel, (xi) potential adverse effects on Westlake’s ability to operate Westlake’s business due to the increase in Westlake’s overall debt level contemplated by the proposed transaction, (xii) potential diminished productivity due to the impact of the potential transaction on Westlake’s and/or Axiall’s current and prospective employees, key management, customers, suppliers and business partner and (xiii) any changes in general economic and/or industry-specific conditions.

In addition to the factors set forth above, other factors that may affect Westlake’s and/or Axiall’s plans, results or stock price are set forth in Westlake’s and Axiall’s respective Annual Reports on Form 10-K and reports on Forms 10-Q and 8-K.

Many of these factors are beyond Westlake’s and/or Axiall’s control. Westlake and Axiall caution investors that any forward-looking statements made by Westlake and/or Axiall are not guarantees of future performance. Westlake and Axiall do not intend, and undertake no obligation, to publish revised forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

Additional Information and Where To Find It

With respect to the 2016 Axiall annual meeting of stockholders, Axiall has filed a definitive proxy statement and other documents regarding the 2016 annual meeting of stockholders with the SEC and has mailed the definitive proxy statement and a WHITE proxy card to each stockholder of record entitled to vote at the 2016 annual meeting. With respect to the proposed merger, Axiall expects to announce a special meeting of stockholders soon to obtain stockholder approval in connection with the proposed merger between Westlake and Axiall. In connection with the special meeting, Axiall expects to file with the SEC a preliminary proxy statement and other relevant documents in connection with the proposed merger. INVESTORS OF AXIALL ARE ENCOURAGED TO READ THE DEFINITIVE

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS, THE PRELIMINARY PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS RELATED TO THE PROPOSED MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain the documents free of charge at the SEC’s website, www.sec.gov, and from Axiall at its website, www.axiall.com, or 1000 Abernathy Road NE, Suite 1200, Atlanta, GA 30328, Attention: General Counsel.

Participants in the Merger Solicitation

Axiall and certain of its respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the annual meeting of stockholders and the special meeting of stockholders. Information regarding Axiall’s directors and executive officers is available in Axiall’s proxy statement filed with the SEC on April 12, 2016 in connection with its 2016 annual meeting of stockholders. Other information regarding persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement related to the proposed merger and other relevant materials to be filed with the SEC when they become available.

Contacts

Westlake:

Media Inquiries:

Sard Verbinnen & Co

Jim Barron / Robin Weinberg, (212) 687-8080

jbarron@sardverb.com / rweinberg@sardverb.com

Investor Inquiries:

Westlake Chemical Corp.

Steve Bender, (713) 960-9111

or

MacKenzie Partners

Dan Burch / Charlie Koons, (212) 929-5708

dburch@mackenziepartners.com / ckoons@mackenziepartners.com

Axiall:

Media Inquiries:

Axiall Corporation

Chip Swearngan, (678) 507-0554

or

Joele Frank, Wilkinson Brimmer Katcher

Joele Frank / Michael Freitag / Averell Withers, (212) 355-4449

Investor Inquiries:

Axiall Corporation

Martin Jarosick, (770) 395-4524